April 27, 2012	Exhibit 5.1

Annie’s, Inc. 1610 Fifth Street Berkeley, CA 94710

Re:	Registration Statement on Form S-8 registering an aggregate of 2,365,373 Shares of Common Stock to be sold by Selling Stockholders

Ladies and Gentlemen:

We have acted as counsel for Annie’s, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-8 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of an aggregate of 2,362,850 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), that may be issued by the Company consisting of:

(1) 867,570 Shares that may be issued pursuant to the Annie’s, Inc. Omnibus Incentive Plan;

(2) 1,318,665 Shares that may be issued pursuant to the Company’s Amended and Restated 2004 Stock Option Plan;

(3) 74,364 Shares that may be issued pursuant to an Employee Option Agreement with John Foraker;

(4) 37,182 Shares that may be issued pursuant to an Employee Option Agreement with John Foraker;

(5)  37,182 Shares that may be issued pursuant to an Employee Option Agreement with John Foraker;

(6) 15,493 Shares that may be issued pursuant to an Employee Option Agreement with Steven Jackson; and

Annie’s, Inc.
April 27, 2012

(7) 12,394 Shares that may be issued pursuant to an Employee Option Agreement with Mark Mortimer (each of items (1) through (7) a “Plan” and collectively, the “Plans”).

This opinion letter is being delivered at your request in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement;

(ii) the prospectus incorporated by reference into the Registration Statement (the “Prospectus”);

(iii) the Company’s Certificate of Incorporation, as in effect as of the date of this opinion letter;

(iv) the Company’s Bylaws, as in effect as of the date of this opinion letter; and

(v) the corporate actions of the Company relating to the Registration Statement and matters in connection therewith; and

(vi) the Plans.

We also have examined and relied on certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We also have assumed that the Company will not in the future issue or otherwise make unavailable so many shares of its Common Stock, that there are insufficient authorized and unissued shares of Common Stock for issuance pursuant to the Plans or on the exercise of options or other rights awarded under the Plans.  We have not independently verified any of these assumptions.

Annie’s, Inc.
April 27, 2012

The opinion expressed in this opinion letter are limited to the General Corporation Law of the State of Delaware (the “DGCL”). We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority. The opinion set forth below is rendered as of the date of this opinion letter. We assume no obligation to update or supplement such opinion to reflect any changes of law or fact that may occur.

Based upon and subject to the foregoing it is our opinion that on issuance pursuant to and in accordance with the applicable Plan or on exercise of options or other rights awarded under the applicable Plan, the shares so issued will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP